Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED

DECEMBER 31, 2022

Communities That Thrive

WHITESTONE REIT

CORPORATE PROFILE

NYSE: WSR

Common Shares

57 Community Centers

5.1 million sq. ft. of gross

leasable area

1,477 tenants

6 Top Growth Markets

Austin

Chicago

Dallas-Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 49.4 million

Operating Partnership Units:

0.7 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of December 31, 2022, provided a 85% premium rental rate compared to our larger space tenants. The largest of our 1,477 tenants at our wholly owned properties accounted for 2.2% of our revenues for the three months ended December 31, 2022, and no single tenant exceeded 2.2%.

Distribution (per share / unit)*:
Quarter: $ 0.12	Investor Relations:
Annualized: $ 0.48	Whitestone REIT
Dividend Yield: 5.10%**	David Mordy
Director, Investor Relations
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
David F. Taylor	website: www.whitestonereit.com
Nandita V. Berry
Amy S. Feng	Analyst Coverage:
David K. Holeman	B. Riley FBR	Colliers	EF Hutton	JMP Securities
Jeffrey A. Jones	Craig Kucera	David Toti	Gaurav Mehta, CFA	Mitchell Germain
Paul T. Lambert	540.277.3366	917.903.9407	212.970.5261	212.906.3537
	ckucera@brileyfbr.com	david.toti@colliers.com	gmehta@efhuttongroup.com	mgermain@jmpsecurities.com

	Maxim Group	Truist Securities
	Michael Diana	Anthony Hau
* As of February 27, 2023	212.895.3641	212.303.4176
** Based on common share price	mdiana@maximgrp.com	anthony.hau@truist.com
of $9.49 as of close of market on
February 27, 2023.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Houston, Texas, February 28, 2023 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the fourth quarter and full year of 2022. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“2022 was an outstanding year of achievement for Whitestone.  We grew occupancy by 240 basis points to a record 93.7%.  Same store NOI was up 7.9%. We grew FFO/share by nearly 20% and reduced our debt/EBITDAre by 1.3x, down to 7.8x. We amended and extended our credit facility and subsequently received an investment grade credit rating. Our tenants and our centers continue to thrive and we are eager to build on this momentum in 2023. We remain focused on maximizing shareholder value through disciplined organic growth, prudent capital allocation, balance sheet strengthening and judicious expense management.”

– Dave Holeman, Chief Executive Officer

Fourth Quarter 2022 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, NOI and EBITDAre are included herein.

•	Revenues of $34.9 million versus $33.3 million for the fourth quarter of 2021.
•	Net Income attributable to common shareholders of $19.9 million, or $0.40 per diluted share, versus $2.6 million, or $0.05 per diluted share for the fourth quarter of 2021.
•	Funds from Operations (“FFO”) per diluted share of $0.23 versus $0.21 for the fourth quarter of 2021.
•	EBITDAre of $20.3 million versus $17.0 million for the fourth quarter of 2021.
•	Same-Store Net Operating Income (“NOI”) grew 7.1% to $23.4 million versus $21.8 million for the fourth quarter of 2021.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 4.3% to $21.99, compared to the prior year quarter.

Full Year 2022 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•	Revenues of $139.4 million versus $125.4 million for 2021.
•	Net income attributable to common shareholders of $35.3 million, or $0.71 per diluted share, versus $12.0 million, or $0.26 per diluted share for 2021.
•	Funds from Operations (“FFO”) per diluted share of $1.03 versus $0.86 for 2021.
•	EBITDAre of $80.8 million versus $66.6 million for 2021.
•	Same-Store Net Operating Income (“NOI”) grew 7.9% to $86.7 million versus $80.4 million for 2021.

Operating Results

For the three month periods ending December 31, 2022 and 2021 the Company’s operating highlights were as follows:

	Fourth Quarter 2022	Fourth Quarter 2021
Occupancy:
Wholly Owned Properties – All	93.7%	91.3%
>10,000 Sq Ft Occupancy	98.0%	95.5%
≤ 10,000 Sq Ft Occupancy	91.2%	88.9%
Same Store Property Net Operating Income Change (1)	7.1%	12.8%
Rental Rate Growth - Total (GAAP Basis):	23.5%	14.9%
New Leases	24.3%	11.2%
Renewal Leases	23.2%	15.7%
Leasing Transactions:
Number of New Leases	22	46
New Leases - Lease Term Revenue (millions)	$27.5	$17.5
Number of Renewal Leases	38	65
Renewal Leases - Lease Term Revenue (millions)	$9.7	$20.7

Balance Sheet and Debt Metrics

•	As of December 31, 2022, Whitestone had total debt of $626.0 million, along with capacity and availability of $146.4 million each under its $250 million revolving credit facility.
•	As of December 31, 2022, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On December 15, 2022, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the first quarter of 2023, to be paid in three equal installments of $0.04 in January, February and March of 2023. The fourth quarter dividend represents an 11.6% increase from the fourth quarter of 2021.

2023 Full Year Guidance

The Company currently estimates that U.S. generally accepted accounting principles (“GAAP”) net income available to common shareholders will be within the range of $0.29 to $0.33 per diluted share, and FFO will be within the range of $0.95 to $0.99 per diluted share and OP Unit.

	Initial 2023 Guidance	2022 Actual
	(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$14,400 - $16,500	$35,270
FFO (1)	$48,300 - $50,400	$52,193

Net income attributable to Whitestone REIT per share	$0.29 - $0.33	$0.71
FFO per diluted share and OP Unit (1)	$0.95 - $0.99	$1.03

Key Drivers:
Same store net operating income growth (2)	2.5% – 4.5%	7.9%
Bad debt as a percentage of revenue	0.75% – 1.50%	0.83%
General and administrative expense	$19,200 - $19,700	$18,066(4)
Interest expense	$31,700 - $33,200	$27,193
Ending occupancy	93.5% - 94.5%	93.7%
Net Debt to EBITDAre Ratio (3)	7.3X - 6.9X	7.7X

(1) For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the "FFO per diluted share and OP unit" reconciliation table.

(2) Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.

(3) Fourth quarter annualized EBITDAre.

(4) Includes $2.2 million of reduced expenses from stock forfeitures related to the termination of former executives.

Portfolio Statistics

As of December 31, 2022, Whitestone wholly owned 57 Community-Centered Properties™ with 5.1 million square feet of gross leasable area ("GLA"). Five of the 57 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 31 properties in Texas, 25 in Arizona and 1 in Illinois. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (5), Chicago (1), Dallas-Fort Worth (9), Houston (14), Phoenix (25), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owns an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of 1,477 tenants, with the largest tenant accounting for only 2.2% of annualized base rental revenues. No single tenant exceeded 2.2% of total revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, March 1, 2023, at 8:00 A.M Eastern Time / 7:00 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Wednesday, March 15, 2023. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13734723

Supplemental Financial Information

The fourth quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition, pending acquisitions and the impact of such acquisitions on our financial condition and results of operations, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our shareholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of COVID-19 on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; inflation and increases in interest rates, operating costs or general and administrative expenses; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; the need to fund tenant improvements or other capital expenditures out of operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding extinguishment of debt costs.

Management uses FFO and Normalized FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO and Normalized FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Normalized FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO and Normalized FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Normalized FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2022	December 31, 2021

ASSETS
Real estate assets, at cost
Property	$1,199,041	$1,196,919
Accumulated depreciation	(208,286)	(190,333)
Total real estate assets	990,755	1,006,586
Investment in real estate partnership	34,826	34,588
Cash and cash equivalents	6,166	15,721
Restricted cash	189	193
Escrows and acquisition deposits	12,827	11,323
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	25,570	22,395
Receivable due from related party	1,377	847
Unamortized lease commissions, legal fees and loan costs	12,697	8,442
Prepaid expenses and other assets(2)	7,838	1,995
Finance lease right-of-use assets	10,522	—
Total assets	$1,102,767	$1,102,090

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$625,427	$642,842
Accounts payable and accrued expenses(3)	36,154	45,777
Payable due to related party	1,561	997
Tenants' security deposits	8,428	8,070
Dividends and distributions payable	6,008	5,366
Finance lease liabilities	735	—
Total liabilities	678,313	703,052
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,422,716 and 49,144,153 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	49	48
Additional paid-in capital	624,785	623,462
Accumulated deficit	(212,366)	(223,973)
Accumulated other comprehensive income (loss)	5,980	(6,754)
Total Whitestone REIT shareholders' equity	418,448	392,783
Noncontrolling interest in subsidiary	6,006	6,255
Total equity	424,454	399,038
Total liabilities and equity	$1,102,767	$1,102,090

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2022	December 31, 2021
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$19,236	$18,410
Accrued rents and other recoveries	22,103	18,681
Allowance for doubtful accounts	(16,230)	(14,896)
Other receivables	461	200
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$25,570	$22,395

(2) Operating lease right of use assets (net)	$124	$222
(3) Operating lease liabilities	$129	$231

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Rental(1)	$34,700	$32,961	$138,200	$123,877
Management, transaction, and other fees	218	297	1,221	1,488
Total revenues	34,918	33,258	139,421	125,365

Operating expenses
Depreciation and amortization	8,046	7,492	31,707	28,950
Operating and maintenance	6,435	6,488	25,688	22,560
Real estate taxes	3,740	3,975	17,607	16,762
General and administrative	5,003	6,589	18,066	22,625
Total operating expenses	23,224	24,544	93,068	90,897

Other expenses (income)
Interest expense	8,082	6,147	27,193	24,564
Gain on sale of properties, net	(16,950)	—	(16,950)	(266)
Loss on disposal of assets, net	180	1	192	90
Interest, dividend and other investment income	(22)	(13)	(65)	(116)
Total other expenses (income)	(8,710)	6,135	10,370	24,272

Income before equity investment in real estate partnership and income tax	20,404	2,579	35,983	10,196

Equity in earnings of real estate partnership	(65)	180	239	609
Provision for income tax	(109)	(111)	(422)	(385)
Income from continuing operations	20,230	2,648	35,800	10,420

Gain on sale of property from discontinued operations	—	—	—	1,833
Income from discontinued operations	—	—	—	1,833

Net Income	20,230	2,648	35,800	12,253

Less: Net income attributable to noncontrolling interests	291	40	530	205

Net income attributable to Whitestone REIT	$19,939	$2,608	$35,270	$12,048

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.40	$0.05	$0.72	$0.23
Income from discontinued operations attributable to Whitestone REIT	—	—	—	0.03
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.40	$0.05	$0.72	$0.26
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.40	$0.05	$0.71	$0.22
Income from discontinued operations attributable to Whitestone REIT	—	—	—	0.04
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.40	$0.05	$0.71	$0.26

Weighted average number of common shares outstanding:
Basic	49,384	49,102	49,256	45,486
Diluted	50,126	49,981	49,950	46,336

Consolidated Statements of Comprehensive Income

Net income	$20,230	$2,648	$35,800	$12,253

Other comprehensive income

Unrealized gain on cash flow hedging activities	(1,698)	3,020	12,925	7,803

Comprehensive income	18,532	5,668	48,725	20,056

Less: Net income attributable to noncontrolling interests	291	40	530	205
Less: Comprehensive income attributable to noncontrolling interests	(24)	48	191	130

Comprehensive income attributable to Whitestone REIT	$18,265	$5,580	$48,004	$19,721

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
(1) Rental
Rental revenues	$26,090	$23,818	$101,113	$90,859
Recoveries	9,151	8,553	38,243	32,928
Bad debt	(541)	590	(1,156)	90
Total rental	$34,700	$32,961	$138,200	$123,877

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income from continuing operations	$35,800	$10,420
Net income from discontinued operations	—	1,833
Net income	35,800	12,253
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,707	28,950
Amortization of deferred loan costs	1,100	1,096
Gain on sale of properties, net	(16,950)	(266)
Loss on disposal of assets, net	192	90
Bad debt	1,156	(90)
Share-based compensation	1,511	5,913
Equity in earnings of real estate partnership	(239)	(609)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,504)	(2,049)
Accrued rents and accounts receivable	(4,331)	704
Receivable due from related party	(530)	(512)
Unamortized lease commissions, legal fees and loan costs	(3,386)	(3,259)
Prepaid expenses and other assets	1,749	1,963
Accounts payable and accrued expenses	(2,766)	2,663
Payable due to related party	564	872
Tenants' security deposits	358	1,154
Net cash provided by operating activities	44,431	47,040
Cash flows from investing activities:
Acquisitions of real estate	(16,992)	(81,588)
Acquisition of ground lease	(9,786)	—
Additions to real estate	(13,659)	(9,642)
Proceeds from sales of properties	33,723	—
Net cash used in investing activities	(6,714)	(91,230)
Net cash provided by investing activities of discontinued operations	—	1,833
Cash flows from financing activities:
Distributions paid to common shareholders	(22,958)	(19,320)
Distributions paid to OP unit holders	(346)	(331)
Proceeds from issuance of common shares, net of offering costs	—	55,981
Payments of exchange offer costs	(335)	(63)
Net payments of credit facility	(16,000)	—
Repayments of notes payable	(3,468)	(3,261)
Payment of loan origination costs	(3,632)	—
Repurchase of common shares	(537)	(691)
Net cash provided by (used in) financing activities	(47,276)	32,315
Net decrease in cash, cash equivalents and restricted cash	(9,559)	(10,042)
Cash, cash equivalents and restricted cash at beginning of period	15,914	25,956
Cash, cash equivalents and restricted cash at end of period (1)	$6,355	$15,914

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Year Ended December 31,
	2022	2021
Supplemental disclosure of cash flow information:
Cash paid for interest	$26,493	$23,685
Cash paid for taxes	$366	$364
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$454	$297
Financed insurance premiums	$1,846	$1,712
Value of shares issued under dividend reinvestment plan	$67	$60
Value of common shares exchanged for OP units	$618	$18
Change in fair value of cash flow hedge	$12,925	$7,803
Reallocation of ownership percentage between parent and subsidiary	$—	$(27)
Recognition of finance lease liabilities	$735	$—

	December 31, 2022
	2022	2021
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$6,166	$15,721
Restricted cash	189	193
Total cash, cash equivalents and restricted cash	$6,355	$15,914

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
FFO (NAREIT) AND NORMALIZED FFO
Net income attributable to Whitestone REIT	$19,939	$2,608	$35,270	$12,048
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,004	7,453	31,538	28,806
Depreciation and amortization of real estate assets of real estate partnership (pro rata)(2)	404	420	1,613	1,674
Loss on disposal of assets, net	180	1	192	90
Gain on sale of properties from continuing operations, net	(16,950)	—	(16,950)	(266)
Gain on sale of property from discontinued operations	—	—	—	(1,833)
Gain on sale or disposal of properties or assets of real estate partnership (pro rata)	—	—	—	(19)
Net income attributable to noncontrolling interests	291	40	530	205
FFO (NAREIT)	11,868	10,522	52,193	40,705
Adjustments to reconcile to Normalized FFO:
Early debt extinguishment costs	—	—	147	—
Normalized FFO	$11,868	$10,522	$52,340	$40,705

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$11,868	$10,522	$52,193	$40,705
Normalized FFO	$11,868	$10,522	$52,340	$40,705
Denominator:
Weighted average number of total common shares - basic	49,384	49,102	49,256	45,486
Weighted average number of total noncontrolling OP units - basic	695	771	738	772
Weighted average number of total common shares and noncontrolling OP units - basic	50,079	49,873	49,994	46,258

Effect of dilutive securities:
Unvested restricted shares	742	879	694	850
Weighted average number of total common shares and noncontrolling OP units - diluted	50,821	50,752	50,688	47,108

FFO per common share and OP unit - basic	$0.24	$0.21	$1.04	$0.88
FFO per common share and OP unit - diluted	$0.23	$0.21	$1.03	$0.86

Normalized FFO per common share and OP unit - basic	$0.24	$0.21	$1.05	$0.88
Normalized FFO per common share and OP unit - diluted	$0.23	$0.21	$1.03	$0.86

(1)	Includes pro-rata share attributable to real estate partnership.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2022 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$19,939	$2,608	$35,270	$12,048
General and administrative expenses	5,003	6,589	18,066	22,625
Depreciation and amortization	8,046	7,492	31,707	28,950
Equity in earnings of real estate partnership(1)	65	(180)	(239)	(609)
Interest expense	8,082	6,147	27,193	24,564
Interest, dividend and other investment income	(22)	(13)	(65)	(116)
Provision for income taxes	109	111	422	385
Gain on sale of properties from continuing operations, net	(16,950)	—	(16,950)	(266)
Gain on sale of property from discontinued operations	—	—	—	(1,833)
Management fee, net of related expenses	—	85	112	331
Loss on disposal of assets, net	180	1	192	90
NOI of real estate partnership (pro rata)(1)	594	987	3,023	3,833
Net income attributable to noncontrolling interests	291	40	530	205
NOI	$25,337	$23,867	$99,261	$90,207
Non-Same Store NOI (2)	(727)	(623)	(7,244)	(3,513)
NOI of real estate partnership (pro rata)(1)	(594)	(987)	(3,023)	(3,833)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	24,016	22,257	88,994	82,861
Same Store straight-line rent adjustments	(378)	(238)	(1,181)	(1,371)
Same Store amortization of above/below market rents	(264)	(198)	(949)	(832)
Same Store lease termination fees	(21)	(14)	(135)	(280)
Same Store NOI (3)	$23,353	$21,807	$86,729	$80,378

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2022 have not been made available to us, we have estimated equity in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report.

(2)	We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2022 to the three months ended December 31, 2021, Non-Same Store includes properties acquired between October 1, 2021 and December 31, 2022 and properties sold between October 1, 2021 and December 31, 2022, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2022 to the twelve months ended December 31, 2021, Non-Same Store includes properties acquired between January 1, 2021 and December 31, 2022 and properties sold between January 1, 2021 and December 31, 2022, but not included in discontinued operations.

(3)	We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2022 to the three months ended December 31, 2021, Same Store includes properties owned before October 1, 2021 and not sold before December 31, 2022. For purposes of comparing the twelve months ended December 31, 2022 to the twelve months ended December 31, 2021, Same Store includes properties owned before January 1, 2021 and not sold before December 31, 2022.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$19,939	$2,608	$35,270	$12,048
Depreciation and amortization	8,046	7,492	31,707	28,950
Interest expense	8,082	6,147	27,193	24,564
Provision for income taxes	109	111	422	385
Net income attributable to noncontrolling interests	291	40	530	205
Equity in earnings of real estate partnership(1)	65	(180)	(239)	(609)
EBITDAre adjustments for real estate partnership(1)	533	813	2,626	3,071
Gain on sale of properties from continuing operations, net	(16,950)	—	(16,950)	(266)
Gain on sale of property from discontinued operations	—	—	—	(1,833)
Loss on disposal of assets, net	180	1	192	90
EBITDAre	$20,295	$17,032	$80,751	$66,605

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2022 have not been made available to us, we have estimated equity in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2023
(in thousands, except per share and per unit data)

	Projected Range Full Year 2023
	Low	High
FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$14,400	$16,500
Depreciation and amortization of real estate assets	32,228	32,228
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	1,672	1,672
FFO	$48,300	$50,400

Dilutive shares	50,327	50,327
OP Units	738	738
Dilutive share and OP Units	51,065	51,065

Net income attributable to Whitestone REIT per diluted share	$0.29	$0.33
FFO per diluted share and OP Unit	$0.95	$0.99

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended December 31,		Increase	% Increase
	2022	2021	(Decrease)	(Decrease)
Same Store (49 properties excluding development land)
Property revenues
Rental	$33,587	$31,948	$1,639	5%
Management, transaction and other fees	217	155	62	40%
Total property revenues	33,804	32,103	1,701	5%

Property expenses
Property operation and maintenance	6,206	6,022	184	3%
Real estate taxes	3,582	3,824	(242)	(6)%
Total property expenses	9,788	9,846	(58)	(1)%

Total property revenues less total property expenses	24,016	22,257	1,759	8%

Same Store straight-line rent adjustments	(378)	(238)	(140)	59%
Same Store amortization of above/below market rents	(264)	(198)	(66)	33%
Same Store lease termination fees	(21)	(14)	(7)	50%

Same Store NOI (1)	$23,353	$21,807	$1,546	7%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year Ended December 31,		Increase	% Increase
	2022	2021	(Decrease)	(Decrease)
Same Store (48 properties excluding development land)
Property revenues
Rental	$127,256	$118,325	$8,931	8%
Management, transaction and other fees	842	875	(33)	(4)%
Total property revenues	128,098	119,200	8,898	7%

Property expenses
Property operation and maintenance	23,226	20,427	2,799	14%
Real estate taxes	15,878	15,912	(34)	(0)%
Total property expenses	39,104	36,339	2,765	8%

Total property revenues less total property expenses	88,994	82,861	6,133	7%

Same Store straight-line rent adjustments	(1,181)	(1,371)	190	(14)%
Same Store amortization of above/below market rents	(949)	(832)	(117)	14%
Same Store lease termination fees	(135)	(280)	145	(52)%

Same Store NOI (1)	$86,729	$80,378	$6,351	8%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Other Financial Information:

Tenant improvements (1) (2)	$341	$1,542	$3,452	$2,986
Leasing commissions (1) (2)	$941	$659	$3,047	$3,004
Maintenance capital (1)	$1,757	$872	$3,978	$4,968
Scheduled debt principal payments (1)	$414	$459	$1,805	$1,790
Straight-line rent income (1)	$214	$263	$1,686	$1,498
Market rent amortization income from acquired leases (1)	$257	$193	$945	$796
Non-cash share-based compensation expense (1)	$1,055	$1,638	$1,510	$5,913
Non-real estate depreciation and amortization (1)	$43	$39	$170	$144
Amortization of loan fees (1)	$282	$280	$1,123	$1,119
Undepreciated value of unencumbered properties	$914,766	$914,324	$914,766	$914,324
Number of unencumbered properties	50	53	50	53
Full time employees	75	87	75	87

(1)	Includes pro-rata share attributable to real estate partnership.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2022
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.6%	49,423
Operating partnership units outstanding	1.4%	695
Total	100.0%	50,118

Market price of common shares as of December 31, 2022		$9.64

Total equity capitalization		$483,138	44%

Debt Capitalization:
Outstanding debt		$625,991
Less: Cash and cash equivalents		(6,166)
Total debt capitalization		619,825	56%

Total Market Capitalization as of December 31, 2022		$1,102,963	100%

SELECTED RATIOS:

	Three Months Ended		Year Ended
INTEREST COVERAGE RATIO	December 31,		December 31,
	2022	2021	2022	2021
EBITDAre/Interest Expense
EBITDAre (1)	$20,295	$17,032	$80,751	$66,605

Interest expense	8,082	6,147	27,193	24,564
Pro rata share of interest expense from real estate partnership(2)	158	160	634	644
Less: amortization of loan fees, including pro rata share from real estate partnership	(282)	(280)	(1,123)	(1,119)
Interest expense, excluding amortization of loan fees	7,958	6,027	26,704	24,089

Ratio of EBITDAre to interest expense	2.6	2.8	3.0	2.8

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2022 have not been made available to us, we have estimated pro rata share of interest expense and amortization of loan fees based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of December 31,
	2022	2021
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$625,991	$643,613
Less: Cash	(6,166)	(15,721)
Add: Proportional share of net debt of real estate partnership(1)	8,112	8,200
Total Net Debt	$627,937	$636,092

Undepreciated real estate assets	$1,199,041	$1,196,919
Add: Proportional share of real estate from unconsolidated partnership(1)	46,016	46,124
Undepreciated real estate assets	$1,245,057	$1,243,043
Ratio of debt to real estate assets	50%	51%

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2022 have not been made available to us, we have estimated proportional share of net debt and real estate based on the information available to us at the time of this Report.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$625,991	$643,613	$625,991	$643,613
Less: Cash	(6,166)	(15,721)	(6,166)	(15,721)
Add: Proportional share of net debt of unconsolidated real estate partnership(1)	8,112	8,200	8,112	8,200
Total Net Debt	$627,937	$636,092	$627,937	$636,092

EBITDAre	$20,295	$17,032	$80,751	$66,605

Effect of partial period acquisitions and dispositions	$168	$301	$(48)	$3,176

Pro forma EBITDAre	$20,463	$17,333	$80,703	$69,781

Pro forma annualized EBITDAre	$81,852	$69,332	$80,703	$69,781

Ratio of debt to pro forma EBITDAre	7.7	9.2	7.8	9.1

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2022 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2022	December 31, 2021
Fixed rate notes
$100.0 million, 1.73% plus 1.35% to 1.90% Note (1)	$—	$100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note (1)	—	165,000
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (2)	265,000	—
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	18,016	18,358
$20.2 million 4.28% Note, due June 6, 2023	17,375	17,808
$14.0 million 4.34% Note, due September 11, 2024	12,709	12,978
$14.3 million 4.34% Note, due September 11, 2024	13,520	13,773
$15.1 million 4.99% Note, due January 6, 2024	13,635	13,907
$2.6 million 5.46% Note, due October 1, 2023	2,236	2,289
$50.0 million, 5.09% Note, due March 22, 2029	50,000	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%(3)	—	119,500
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	103,500	—
Total notes payable principal	625,991	643,613
Less deferred financing costs, net of accumulated amortization	(564)	(771)
Total notes payable	$625,427	$642,842

(1)	Loan was fully paid off on September 16, 2022.

(2)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 2.16% through October 28, 2022, 2.76% from October 29, 2022 through January 31, 2024, and 3.32% from February 1, 2024 though January 31, 2028.

(3)	Line of credit was paid off on September 16, 2022.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2022
(in thousands)

Year	Amount Due
2023	$28,204
2024	63,573
2025	17,143
2026	120,643
2027	97,143
Thereafter	299,285
Total	$625,991

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties®	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Whitestone	5,060,899	94%	92%	91%	91%

Unconsolidated real estate partnership (1)	926,798	56%	56%	56%	58%

(1)	We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2022 have not been made available to us, we have estimated gross leasable area based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Whole Foods Market	Houston	$2,247	2.2%	9/3/2014	2035
Albertsons Companies, Inc. (2)	Austin, Houston and Phoenix	2,214	2.2%	5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2024, 2025, 2025, 2026 and 2034
Frost Bank	Houston	2,027	2.0%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,285	1.3%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Fitness Alliance, LLC	Houston	971	1.0%	11/29/2022	2038
Walgreens & Co. (5)	Houston and Phoenix	955	0.9%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2027, 2027, 2049 and 2056
Verizon Wireless (4)	Houston and Phoenix	949	0.9%	8/16/1994, 2/1/2004, 1/27/2006 and 5/1/2014	2023, 2024, 2024 and 2038
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Wells Fargo & Company (7)	Phoenix	625	0.6%	10/24/1996 and 4/16/1999	2023 and 2027
Dollar Tree (6)	Houston and Phoenix	537	0.5%	8/10/1999, 6/29/2001, 11/8/2009, and 12/17/2009	2025, 2025, 2026 and 2027
Total Wine	Houston	512	0.5%	11/27/2018	2029
Paul's Ace Hardware	Phoenix	490	0.5%	3/1/2008	2033
Kroger Co.	Dallas	483	0.5%	12/15/2000	2027
Regus Corporation	Houston	469	0.5%	5/23/2014	2025
		$15,514	15.3%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2022 for each applicable tenant multiplied by 12.

(2)

As of December 31, 2022, we had five leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $44,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of December 31, 2022, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)

As of December 31, 2022, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $23,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $138,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.7% of our total annualized rental revenue.

(5)

As of December 31, 2022, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2027, was $190,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(6)

As of December 31, 2022, we had four leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)

As of December 31, 2022, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $474,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of December 31, 2022

	% of Leased SF	% of ABR
Restaurants & Food Service	18%	24%
Financial Services	6%	8%
Grocery	12%	8%
Salons	7%	8%
Medical & Dental	7%	8%
General Retail	9%	6%
Home Décor And Improvement	7%	5%
Fitness	6%	5%
Non Retail	3%	4%
Education	4%	4%
Apparel	4%	4%
Pet Supply & Services	3%	3%
Local Services	2%	2%
Off-Price	4%	2%
Wireless	1%	2%
Pharmacies & Nutritional Supplies	2%	2%
Entertainment	2%	2%
Sporting Goods	1%	1%
Postal Services	1%	1%
Automotive Supply & Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
RENEWALS
Number of Leases	38	65	201	235
Total Square Feet (1)	83,367	209,870	558,843	648,227
Average Square Feet	2,194	3,229	2,780	2,758
Total Lease Value	$9,679,720	$20,697,000	$51,787,606	$69,473,000
NEW LEASES
Number of Leases	22	46	120	165
Total Square Feet (1)	145,413	116,266	373,686	398,473
Average Square Feet	6,610	2,528	3,114	2,415
Total Lease Value	$27,529,508	$17,485,000	$66,482,996	$62,428,000
TOTAL LEASES
Number of Leases	60	111	321	400
Total Square Feet (1)	228,780	326,136	932,529	1,046,700
Average Square Feet	3,813	2,938	2,905	2,617
Total Lease Value	$37,209,228	$38,182,000	$118,270,602	$131,901,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2022	37	$10,526,668	78,997	4.6	$470,955	$5.96	$26.05	$22.56	$275,730	15.5%	$412,069	23.5%
3rd Quarter 2022	54	11,342,359	124,407	3.4	385,718	3.10	23.80	21.87	240,427	8.8%	495,095	19.2%
2nd Quarter 2022	63	17,593,088	191,368	4.4	596,616	3.12	20.72	19.03	324,270	8.9%	596,073	17.4%
1st Quarter 2022	66	17,848,053	190,078	4.6	653,527	3.44	19.08	18.57	96,350	2.7%	345,345	10.1%
Total - 12 months	220	$57,310,168	584,850	4.3	$2,106,816	$3.60	$21.56	$19.96	$936,777	8.0%	$1,848,582	16.6%

Comparable New Leases:
4th Quarter 2022	6	$3,190,894	18,125	6.1	$304,516	$16.80	$26.05	$23.32	$49,431	11.7%	$99,512	24.3%
3rd Quarter 2022	13	3,496,947	24,745	5.4	139,204	5.63	25.87	25.09	19,221	3.1%	95,179	16.5%
2nd Quarter 2022	10	2,075,522	17,848	4.4	163,749	9.17	25.55	24.38	21,009	4.8%	62,963	15.6%
1st Quarter 2022	14	4,936,115	26,663	7.5	479,932	18.00	24.72	23.10	43,268	7.0%	77,077	12.7%
Total - 12 months	43	$13,699,478	87,381	6.0	$1,087,401	$12.44	$25.49	$23.97	$132,929	6.3%	$334,731	16.8%

Comparable Renewal Leases:
4th Quarter 2022	31	$7,335,774	60,872	4.1	$166,439	$2.73	$26.05	$22.34	$226,299	16.6%	$312,557	23.2%
3rd Quarter 2022	41	7,845,412	99,662	2.9	246,514	2.47	23.29	21.07	221,206	10.5%	399,916	20.0%
2nd Quarter 2022	53	15,517,566	173,520	4.4	432,867	2.49	20.22	18.48	303,261	9.5%	533,110	17.6%
1st Quarter 2022	52	12,911,938	163,415	4.2	173,595	1.06	18.16	17.84	53,082	1.8%	268,268	9.6%
Total - 12 months	177	$43,610,690	497,469	4.0	$1,019,415	$2.05	$20.87	$19.26	$803,848	8.4%	$1,513,851	16.5%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2022	60	$37,209,228	228,780	7.6	$5,312,306	$23.22	$20.95
3rd Quarter 2022	86	28,986,598	219,272	6.4	2,147,231	9.79	22.22
2nd Quarter 2022	90	29,101,085	268,394	5.1	1,683,308	6.27	20.67
1st Quarter 2022	85	22,973,692	216,083	4.6	934,795	4.33	20.33
Total - 12 months	321	$118,270,603	932,529	5.9	$10,077,640	$10.81	$21.02

New
4th Quarter 2022	22	$27,529,508	145,413	9.8	$5,035,709	$34.63	$17.56
3rd Quarter 2022	35	16,708,083	93,989	9.4	1,605,992	17.09	20.34
2nd Quarter 2022	34	12,996,051	90,581	6.6	1,209,828	13.36	21.43
1st Quarter 2022	29	9,249,355	43,703	6.3	750,901	17.18	27.75
Total - 12 months	120	$66,482,997	373,686	8.5	$8,602,430	$23.02	$20.39

Renewal
4th Quarter 2022	38	$9,679,720	83,367	3.7	$276,597	$3.32	$26.84
3rd Quarter 2022	51	12,278,515	125,283	4.0	541,239	4.32	23.63
2nd Quarter 2022	56	16,105,034	177,813	4.4	473,480	2.66	20.28
1st Quarter 2022	56	13,724,337	172,380	4.1	183,894	1.07	18.45
Total - 12 months	201	$51,787,606	558,843	4.1	$1,475,210	$2.64	$21.45

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2022
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2023	444	724,986	14.3%	$14,921	14.6%	$20.58
2024	223	796,603	15.7%	17,128	16.7%	21.50
2025	230	833,840	16.5%	16,408	16.0%	19.68
2026	156	526,397	10.4%	11,764	11.5%	22.35
2027	175	585,685	11.6%	13,087	12.8%	22.34
2028	87	359,257	7.1%	7,674	7.5%	21.36
2029	44	243,194	4.8%	5,114	5.0%	21.03
2030	30	90,498	1.8%	2,822	2.8%	31.18
2031	25	127,524	2.5%	3,458	3.4%	27.12
2032	27	119,566	2.4%	2,743	2.7%	22.94
Total	1,441	4,407,550	87.1%	$95,119	93.0%	$21.58

(1)	Lease expirations table reflects rents in place as of December 31, 2022, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2022 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2022

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	12/31/2022	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	81%	$816	$13.87	$17.28
Anderson Arbor	Austin	2001	89,746	99%	2,007	22.59	24.83
Anthem Marketplace	Phoenix	2000	113,293	89%	1,597	15.84	15.78
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	241	35.17	33.85
BLVD Place	Houston	2014	216,944	97%	9,124	43.36	44.03
The Citadel	Phoenix	2013	28,547	94%	514	19.15	19.01
City View Village	San Antonio	2005	17,870	100%	573	32.06	31.28
Dana Park Pad	Phoenix	2002	12,000	100%	321	26.75	28.92
Davenport Village	Austin	1999	128,934	99%	3,653	28.62	27.99
Eldorado Plaza	Dallas	2004	219,287	100%	3,524	16.07	16.18
Fountain Hills	Phoenix	2009	111,289	94%	1,708	16.33	16.24
Fountain Square	Phoenix	1986	118,209	91%	1,913	17.78	17.45
Fulton Ranch Towne Center	Phoenix	2005	120,575	97%	2,257	19.30	19.05
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	1,053	21.31	20.84
Heritage	Dallas	2006	70,431	96%	1,639	24.24	24.20
HQ Village	Dallas	2009	89,134	97%	2,656	30.72	30.79
Keller Place	Dallas	2001	93,541	95%	1,031	11.60	11.48
Kempwood Plaza	Houston	1974	91,302	95%	1,303	15.02	16.05
La Mirada	Phoenix	1997	147,209	92%	3,368	24.87	25.09
Lakeside Market	Dallas	2000	162,649	91%	3,773	25.49	26.38
Las Colinas	Dallas	2000	104,919	96%	2,914	28.93	29.52
Lion Square	Houston	1980	117,592	98%	1,951	16.93	19.74
The MarketPlace at Central	Phoenix	2012	111,130	99%	1,153	10.48	9.99
Market Street at DC Ranch	Phoenix	2003	244,888	99%	5,684	23.45	25.30
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	94%	1,828	16.38	16.46
Paradise Plaza	Phoenix	1983	125,898	92%	1,566	13.52	13.58
Parkside Village North	Austin	2005	27,045	100%	879	32.50	31.76
Parkside Village South	Austin	2012	90,101	100%	2,571	28.53	28.90
Pinnacle of Scottsdale	Phoenix	1991	113,108	97%	2,591	23.62	23.08
Pinnacle Phase II	Phoenix	2017	27,063	100%	859	31.74	30.41
The Promenade at Fulton Ranch	Phoenix	2007	98,792	79%	1,167	14.95	13.94
Providence	Houston	1980	90,327	96%	1,161	13.39	13.24
Quinlan Crossing	Austin	2012	109,892	95%	2,604	24.94	26.03
Seville	Phoenix	1990	90,042	93%	2,806	33.51	33.39
Shaver	Houston	1978	21,926	94%	356	17.27	17.22
Shops at Pecos Ranch	Phoenix	2009	78,767	100%	1,948	24.73	25.20
Shops at Starwood	Dallas	2006	55,385	100%	1,818	32.82	33.46
The Shops at Williams Trace	Houston	1985	132,991	95%	2,257	17.86	19.70
Spoerlein Commons	Chicago	1987	41,455	98%	736	18.12	19.20
Starwood Phase II	Dallas	2016	35,351	90%	1,215	38.19	35.86
The Strand at Huebner Oaks	San Antonio	2000	73,920	100%	1,808	24.46	24.30
SugarPark Plaza	Houston	1974	95,032	97%	1,324	14.36	14.93
Sunridge	Houston	1979	49,359	73%	600	16.65	16.76
Sunset at Pinnacle Peak	Phoenix	2000	41,530	96%	809	20.29	20.22
Terravita Marketplace	Phoenix	1997	102,733	99%	1,454	14.30	13.94
Town Park	Houston	1978	43,526	96%	1,005	24.05	24.77
Village Square at Dana Park	Phoenix	2009	323,026	85%	6,410	23.35	24.72
Westchase	Houston	1978	44,398	87%	621	16.08	16.21

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2022

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	12/31/2022	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Williams Trace Plaza	Houston	1983	129,222	91%	2,539	21.59	22.14
Windsor Park	San Antonio	2012	196,458	97%	2,005	10.52	10.82
Woodlake Plaza	Houston	1974	106,169	60%	1,049	16.47	15.92
Total/Weighted Average - Whitestone Properties			5,000,653	94%	100,759	21.44	21.89

Development Properties:
Lake Woodlands Crossing	Houston	2018	60,246	89%	1,614	30.10	32.45
Total/Weighted Average - Development Properties			60,246	89%	1,614	30.10	32.45

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			5,060,899	94%	$102,373	$21.52	$21.99

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership)(5):
9101 LBJ Freeway	Dallas	1985	125,874	50%	$1,194	$18.97	$18.43
Corporate Park Northwest	Houston	1981	174,359	73%	1,805	14.18	14.02
Corporate Park Woodland II	Houston	2000	14,344	83%	201	16.88	17.22
Holly Hall Industrial Park	Houston	1980	90,000	57%	394	7.68	7.56
Holly Knight	Houston	1984	20,015	86%	384	22.31	21.84
Interstate 10 Warehouse	Houston	1980	151,000	6%	68	7.51	7.51
Uptown Tower	Dallas	1982	253,981	62%	3,854	24.47	23.97
Westgate Service Center	Houston	1984	97,225	83%	700	8.67	8.19
Total/Weighted Average - Unconsolidated Properties			926,798	56%	$8,600	$16.57	$16.22

(1)

Calculated as the tenant’s actual December 31, 2022 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2022. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2022 equaled approximately $249,000 for the month ended December 31, 2022.

(2)	Calculated as annualized base rent divided by leased square feet as of December 31, 2022.

(3)

Represents (i) the contractual base rent for leases in place as of December 31, 2022, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2022.

(4)	As of December 31, 2022, these parcels of land were held for development and, therefore, had no gross leasable area.

(5)	We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2022 have not been made available to us, we have estimated information above based on the information available to us at the time of this Report.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Kempwood Plaza | Lake Woodlands Crossing | Lion Square | Providence Plaza
Shaver Street Center | Shops at Williams Trace | Sugar Park Plaza | Sunridge Center Town Park Plaza
Woodlake Plaza | Westchase Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Fountain Hills Plaza | Fountain Square | Fulton Ranch
Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch Marketplace at
Central | Mercado at Scottsdale Ranch | Paradise Plaza
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037